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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-68820) of Hadson Corporation and this report on Form 8K/A of Hadson Corporation of our report dated August 26, 1993 included in its Registration Statement on Form S-3 (No. 33-51373) dated December 13, 1993 relating to the statement of revenues and direct operating expenses of the AGPC Assets for the three years ended December 31, 1992.



/s/ PRICE WATERHOUSE


PRICE WATERHOUSE
Houston, Texas
January 17, 1994